Exhibit 99.(h)(2)(z)

Execution

FORM OF
AMENDMENT
TO
SUB-TRANSFER AGENCY AND SHAREHOLDER SERVICE AGREEMENT

This Amendment (“Amendment”) dated [______] [   ], [_____] is by and between Virtus Fund Services, LLC (the “Company”), each “Fund,” which is hereby defined to mean each investment company listed on the signature page to this Amendment (individually, an “Investment Company” and collectively the “Investment Companies”), and to the extent an Investment Company has one or more series listed on Exhibit B to the Agreement (as defined herein), each such series of each such Investment Company, each of the foregoing in its individual and separate capacity, and BNY Mellon Investment Servicing (US) Inc. (“BNYM”).

BACKGROUND:

A.	The Company, the Funds, and BNYM are parties to a Sub-Transfer Agency and Shareholder Service Agreement dated April 15, 2011, as amended (the “Agreement”), relating to BNY’s provision of transfer agency services to the Company and each Company Fund and each series of the Company Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties agree that:

1.	The first sentence of Section 13(b) of the Agreement is deleted in its entirety and replaced with the following:

This Agreement will continue until December 1, 2027, and thereafter the Agreement shall automatically renew on each anniversary of December 1, 2027 for a one year period (each of the automatic renewal terms being a “Renewal Term”), unless the Company, the Fund or BNYM gives written notice to each other party of its intent not to renew and such notice is received by each other party not less than sixty (60) days prior to the expiration of the then-current Renewal Term (a “Non-Renewal Notice”).

2.	Miscellaneous.

(a)  As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)  The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)  The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by

Execution

manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)  This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature Page Follows]

Execution

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

VIRTUS FUND SERVICES, LLC

By:
Name:
Title:

The Merger Fund
Virtus Alternative Solutions Trust
Virtus Asset Trust
Virtus Event Opportunities Trust
Virtus Equity Trust
Virtus Retirement Trust
Virtus Opportunities Trust
Virtus Investment Trust
Virtus Strategy Trust

On behalf of itself, and, to the extent it has series listed on Schedule B, on behalf of each such series, each such Fund in its individual and separate capacity

By:
Name:
Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title: